Exhibit 10.8
PREFERRED SECURITIES PURCHASE AGREEMENT
by and among
NEW CENTURY FINANCIAL CORPORATION,
NEW CENTURY CAPITAL TRUST I
and
KODIAK WAREHOUSE LLC

Dated as of September 13, 2006

SCHEDULES AND EXHIBITS

Schedule 4(o)	-	List of Subsidiaries
Exhibit A	-	Form of Maryland Counsel’s Opinion Pursuant to Section 3(b)(i)
Exhibit B	-	Form of Company Special Corporate Counsel’s Opinion Pursuant to Section 3(b)(ii)
Exhibit C	-	Form of Company Special Tax Counsel’s Opinion Pursuant to Section 3(b)(iii)
Exhibit D	-	Form of Purchaser Tax Counsel’s Opinion Pursuant to Section 3(c)
Exhibit E	-	Form of Delaware Counsel’s Trust Opinion Pursuant to Section 3(d)
Exhibit F	-	Form of Property/Indenture Trustee Counsel’s Opinion Pursuant to Section 3(e)
Exhibit G	-	Form of Delaware Trustee Counsel’s Opinion Pursuant to Section 3(f)
Exhibit H	-	Form of Officer’s Financial Certificate Pursuant to Section 6(g)

i

PREFERRED SECURITIES PURCHASE AGREEMENT
     This PREFERRED SECURITIES PURCHASE AGREEMENT, dated as of September 13, 2006 (this “Purchase Agreement”), is entered into by and among New Century Financial Corporation, a Maryland corporation (the “Company”), and New Century Capital Trust I, a Delaware statutory trust (the “Trust”, and together with the Company, the “Sellers”), on the one hand, and Kodiak Warehouse LLC, a Delaware limited liability company (the “Purchaser”), on the other hand.
W I T N E S S E T H:
     WHEREAS, the Trust proposes to issue and sell 50,000 of its preferred securities, having a stated liquidation amount of One Thousand Dollars ($1,000) per preferred security, bearing distributions at a fixed rate of 8.65% per annum of the liquidation amount through the distribution payment date in September, 2011 and thereafter at a variable rate, reset quarterly, equal to LIBOR (as defined in the Indenture (as defined below)) plus 3.50% per annum of the liquidation amount (the “Preferred Securities”);
     WHEREAS, the entire proceeds from the sale by the Trust of the Preferred Securities will be combined with the entire proceeds from the sale to the Company by the Trust of its common securities, having a stated liquidation amount of One Hundred Thousand ($1,000) per common security (the “Common Securities”), and will be used by the Trust to purchase Fifty-One Million Five Hundred Forty-Five Thousand Dollars ($51,545,000) in principal amount of the junior subordinated notes of the Company (the “Junior Subordinated Notes”);
     WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of the Closing Date (as defined below), among the Company, as depositor, Wells Fargo Bank, N.A., a national banking association, as property trustee (in such capacity, the “Property Trustee”), Wells Fargo Delaware Trust Company, a Delaware corporation, as Delaware trustee (in such capacity, the “Delaware Trustee”), and the Administrative Trustees named therein (in such capacities, the “Administrative Trustees”); and
     WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the “Indenture”), between the Company and Wells Fargo Bank, N.A., a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”).
     NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:
          1. Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the “Securities.” This Purchase Agreement, the Indenture, the Trust Agreement, the Junior Subordinated Note Purchase Agreement (as defined below), the Common Securities Subscription Agreement (as defined in the Trust Agreement) and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

          2. Purchase and Sale of the Preferred Securities.
          (a) The Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, Fifty Million Dollars ($50,000,000) in aggregate stated liquidation amount of the Preferred Securities for immediately available funds in an amount (the “Purchase Price”) equal to Fifty Million Dollars ($50,000,000). The Trust shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.
          (b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 10:00 A.M. Chicago time (11:00 A.M. New York City time), on September 13, 2006 or such later date (not later than September 15, 2006) as the parties may designate (such date and time of delivery and payment for the Preferred Securities being herein called the “Closing Date”). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Trust made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two Business Days prior to the Closing Date.
          (c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two Business Days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser in Chicago, Illinois, not later than 1:00 P.M., Chicago time (2:00 P.M. New York City time), on the Business Day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, or such other place as the parties hereto shall agree.
          3. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:
          (a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities, unless a representation or warranty is made as of a specific date, in which case it shall be accurate as of such specific date.
          (b) The Purchaser shall have received the opinion of (i) Ballard Spahr Andrews & Ingersoll LLP, Maryland counsel for the Company (“Maryland Counsel”), dated the Closing Date, addressed to the Purchaser and the Indenture Trustee, in substantially the form set out in Exhibit A hereto (subject to customary assumptions and qualifications), (ii) O’Melveny & Myers LLP, special corporate counsel for the Company (the “Company Counsel”), dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Exhibit B hereto (subject to customary assumptions and qualifications) and (iii) Greenberg Traurig, LLP, special tax counsel to the Company, dated the Closing Date, addressed to the Purchaser in substantially the form set out in Exhibit C hereto (subject to customary assumptions and qualifications).
          (c) The Purchaser shall have received the opinion of Winston & Strawn LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser and the Indenture Trustee, addressing the matters set out in Exhibit D hereto (subject to customary assumptions and qualifications).

          (d) The Purchaser shall have received the opinion of Potter Anderson & Corroon LLP, special Delaware counsel for the Trust, dated the Closing Date, addressed to the Purchaser, the Indenture Trustee, the Delaware Trustee and the Company, in substantially the form set out in Exhibit E hereto (subject to customary assumptions and qualifications).
          (e) The Purchaser shall have received the opinion of Potter Anderson & Corroon LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser and the Company, in substantially the form set out in Exhibit F hereto (subject to customary assumptions and qualifications).
          (f) The Purchaser shall have received the opinion of Potter Anderson & Corroon LLP, special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, the Indenture Trustee and the Company, in substantially the form set out in Exhibit G hereto (subject to customary assumptions and qualifications).
          (g) The Purchaser shall have received a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and the Chief Financial Officer or Treasurer of the Company, and the Purchaser shall have received a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to clauses (i)(A) and (ii) below and, in the case of the Trust, as to clause (i)(B) below:
               (i) (A) the representations and warranties of the Company in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, unless a representation or warranty is made as of a specific date in which case it is true and correct as of such specific date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and
                   (B) the representations and warranties of the Trust in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, unless a representation or warranty is made as of a specific date in which case it is true and complete as of such specific date and the Trust has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and
               (ii) subsequent to the execution of this Purchase Agreement, there has been no material adverse change in the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”).
          (h) Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser’s judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.
          (i) Prior to or on the Closing Date, the Purchaser and its counsel shall have received such further information, certificates and documents as the Purchaser or its counsel may reasonably request.
          If any of the conditions specified in this Section 3 shall not have been fulfilled when and as required by this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.
          Each certificate signed by any trustee of the Trust on behalf of the Trust or any officer of the Company on behalf of the Company and delivered to the Purchaser or the Purchaser’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.
          4. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows (provided that none of the following representations or warranties apply or relate in any way to the Purchaser or its Affiliates (as defined below) or their acts or omissions):
          (a) Neither the Company nor the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)) controlled by them, nor any person acting at their direction (except for the Purchaser and its Affiliates, as to which no representation or warranty is made), has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).
          (b) Neither the Company nor the Trust, nor any of their Affiliates controlled by them, nor any person acting at their direction (except for the Purchaser and its Affiliates, as to which no representative or warranty is made), engaged in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.
          (c) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) the Securities are not securities of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the

Securities otherwise satisfy in all material respects the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).
          (d) Neither the Company nor the Trust, nor any of their Affiliates controlled by them, nor any person acting at their direction (except for the Purchaser and its Affiliates, as to which no representation is made), has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S (“Regulation S”) under the Securities Act with respect to the Securities.
          (e) Neither the Company nor the Trust is, and, based on the representations and warranties of the Purchaser, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, neither will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.
          (f) Neither the Company nor the Trust has paid or agreed to pay to any third party any compensation for soliciting another to purchase any of the Securities, except for (i) the fees contemplated by the Operative Documents, (ii) the fee that the Company has agreed to pay to TBC Securities, LLC and (iii) the fee to be paid by TBC Securities, LLC, to J.P. Morgan Securities Inc.
          (g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”), with all requisite trust power and authority to own property and to conduct its business and its proposed business and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to conduct business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents and the other arrangements and agreements contemplated by the Operative Documents (including, without limitation, the initial trust agreement). The Trust is, and under current law will continue to be, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.
          (h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrative Trustees, and, assuming due authorization, execution and delivery thereof by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Trust, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyence, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general principles of equity (the “Enforceability Exceptions”). Each of the Administrative Trustees is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

          (i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.
          (j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when authenticated in the manner provided for in the Trust Agreement and issued and delivered to the Purchaser against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement. The issuance of the Securities is not subject to any preemptive or other similar rights arising under the organizational documents of the Company or Trust. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”).
          (k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement (the “Junior Subordinated Note Purchase Agreement”), dated as of the date hereof, by and between the Company and the Trust, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.
          (l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding obligation of the Company and the Trust enforceable against the Company and the Trust in accordance with its terms, subject to the Enforceability Exceptions and the effect of any laws or applicable public policy against the enforcement of the indemnification provisions of this Purchase Agreement set forth in Section 8.
          (m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Common Securities by the Company and the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated hereby or thereby, (i) will conflict with or constitute a violation or breach of, or default under, the Trust Agreement or the charter or bylaws or similar organizational documents of the Company or any “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) (a “Subsidiary”) of the Company or any applicable material law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court (collectively, the “Governmental Entities”), or any arbitrator, in each case having jurisdiction over the Trust or the

Company or any of the Company’s Subsidiaries or their respective properties or assets or (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company’s Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of the Company’s Subsidiaries is a party or by which it or any of them may be bound, or (B) any of the property or assets of any of the Trust, the Company or any of the Company’s Subsidiaries is subject, except, in the case of this clause (ii), for such conflicts, violations, breaches, defaults, Repayment Events or Liens which (X) would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities, assets (taken as a whole) of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”) and (Y) would not reasonably be expected to, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or (iii) require the consent, approval, authorization or order of any court or Governmental Entity, except for consents, approvals, authorizations or orders that (1) have been made or obtained or that will be obtained on or prior to the Closing Date, (2) the failure to obtain would not reasonably be expected to (I) result in a Material Adverse Effect or (II) singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents, or (3) are required in order to comply with blue sky laws. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of the Company’s Subsidiaries prior to its scheduled maturity.
          (n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with all requisite corporate power and authority to own, lease and operate its properties and conduct its business and is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary, except where the failure of the Company to be so qualified would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
          (o) The Company has no Subsidiaries other than those subsidiaries listed in Schedule 4(o) hereto. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with all requisite corporate power and authority to own, lease and operate its properties and conduct its business. Each Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary, except where the failure to be so qualified would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
          (p) Each of the Trust, the Company and each of the Company’s Subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, except where the failure to hold such approvals, authorizations, orders, licenses, consents, requirements, qualifications, certificates and permits would not reasonably be expected to have a Material

Adverse Effect and neither the Trust, the Company nor any of the Company’s Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and the Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
          (q) All of the issued and outstanding shares of common stock of the Company and each of its Subsidiaries are validly issued, fully paid and nonassessable; all of the issued and outstanding shares of common stock of each Subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding shares of common stock of the Company or any Subsidiary of the Company was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity.
          (r) Neither the Company nor any of its Subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
          (s) Except as set forth in the information filed by the Company with the Commission (as defined below), there is no action, suit or proceeding before or by any Governmental Entity or arbitrator, now pending or, to the knowledge of the Company or the Trust, threatened against or affecting the Trust or the Company or any of the Company’s Subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not reasonably be expected to, singly or in the aggregate, materially adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect.
          (t) The auditors of the Company who issued their report on the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries as required by of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.
          (u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the three (3) fiscal years ended December 31, 2005 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the three and six months ended June 30, 2006 (the “Interim Financial Statements”) filed with the Commission fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments. Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).
          (v) None of the Trust, the Company nor any of the Company’s Subsidiaries has any material liability, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes, except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and the liabilities related to the Operative Documents, (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of affairs of the Trust, the Company and its subsidiaries since the date of the most recent balance sheet included in such Financial Statements or the Interim Financial Statements and (iii) liabilities set forth in the 1934 Act Reports (as defined below).
          (w) Since the respective dates of the Financial Statements and the Interim Financial Statements and except as disclosed in the 1934 Act Reports, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except for (1) dividends declared, paid or made by the Company on its 9.125% Series A Cumulative Redeemable Preferred Stock or its 9.75% Series B Cumulative Redeemable Preferred Stock and (2) dividends disclosed in the 1934 Act Reports as declared which have been subsequently paid or made.
          (x) The documents of the Company filed with the Commission from and including January 1, 2006, at the time they were filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied and will as of the Closing Date comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company complies in all material respects with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and is actively taking steps to ensure that it will comply in all material respects with the other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.
          (y) No labor dispute with the employees of the Trust, the Company or any of the Company’s Subsidiaries exists or, to the knowledge of the Company, is imminent, except those which would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.
          (z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that (i) have been made or obtained or that will be obtained on or prior to the Closing Date, (ii) the failure to obtain would not reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by the Operative Documents, or (iii) are required in order to comply with the blue sky laws, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.
          (aa) Each of the Trust, the Company and each Subsidiary has good and marketable title to all of its respective material real and personal properties, in each case free and clear of all Liens and defects, except for those that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect or that are granted in properties the purchase of which is funded under financing arrangements or that do not affect the value or use of such properties; and all of the leases and subleases under which the Trust, the Company or the Company’s Subsidiary holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect or that would not materially affect the value or use of such properties.
          (bb) Commencing with its taxable year ended December 31, 2004, the Company has been, and upon the completion of the transactions contemplated hereby, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company currently expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2006 and in succeeding taxable years.
          (cc) The Company and each of the Subsidiaries have timely and duly filed all Material Tax Returns (as defined below) required to be filed by them or have requested an extension thereof, except for those state and local Tax Returns for which the failure to file would not have a Material Adverse Effect, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them to the extent such Taxes have become due and are not being contested in good faith or the failure to pay such Taxes would not have a Material Adverse Effect (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Material Tax Returns” means all material federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.
          (dd) There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any of its subsidiaries, which, if the subject of an action unfavorable to the Company or any such subsidiary, could result in a Material Adverse Effect.
          (ee) The books, records and accounts of the Company and the Company’s Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Company’s Subsidiaries. The Company and each of the Company’s Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (ff) The Company and the Company’s Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Subsidiaries or the Company’s or Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect except where the failure of such insurance policies and fidelity or surety bonds to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect.
          (gg) The Company and the Company’s Subsidiaries, or, to the knowledge of the Company, any person acting on behalf of the Company and the Company’s Subsidiaries including, without limitation, any director, officer, agent or employee of the Company or the Company’s Subsidiaries has not, directly or indirectly, while acting on behalf of the Company and the Company’s Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment, except for such actions as would not reasonably be expected to result in a Material Adverse Effect.
          (hh) The information provided by the Company and the Trust pursuant to this Purchase Agreement and the Operative Documents when read together with the information in the 1934 Act Reports does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (ii) Neither the Company nor, to the Company’s knowledge, any of its Subsidiaries has violated or received written notice of any violation with respect to any applicable environmental, safety or similar law applicable to their respective businesses, the violation of which of which would reasonably be expected to result in a Material Adverse Effect.
          5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:
          (a) The Purchaser is aware that the Preferred Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S) except in accordance with Rule 903 of Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.
          (b) The Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D.
          (c) Neither the Purchaser, nor any of the Purchaser’s Affiliates, nor any person acting on the Purchaser’s or the Purchaser’s Affiliate’s behalf has engaged, or will engage, (i) in any form of “general solicitation or general advertising” (within the meaning of Regulation D) or (ii) in any “directed selling efforts” (within the meaning of Regulation S), in each case promulgated under the Securities Act in connection with any offer or sale of the Preferred Securities.
          (d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Preferred Securities and that it is unlikely that a public market will ever exist for the Preferred Securities, (ii) the Purchaser is purchasing the Preferred Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Preferred Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Preferred Securities contained in the Trust Agreement and the Preferred Securities and the Purchaser shall not transfer the Preferred Securities except in accordance with the Trust Agreement and the Preferred Securities, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Preferred Securities until the maturity thereof.
          (e) The Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware with all requisite (i) limited liability company power and authority to execute, deliver and perform this Purchase Agreement and the other Operative Documents to which it is a party, to make the representations, warranties and covenants and agreements specified herein and therein and to consummate the transactions contemplated herein, including, without limitation, the purchase of the Preferred Securities and (ii) right and power to purchase the Preferred Securities.

          (f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental entity, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under the Operative Documents to which it is a party or to consummate the transactions contemplated herein or for the resale of the Preferred Securities.
          (g) The Purchaser is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.
          6. Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally covenant and agree with the Purchaser as follows (provided that none of the following covenants apply or relate to the Purchaser or its Affiliates or any of their acts or omissions):
          (a) The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the state blue sky laws of such jurisdictions as the Purchaser may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities; provided, that neither the Company nor the Trust shall be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
          (b) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser and its Affiliates) to, directly or indirectly, resell any Preferred Securities that have been acquired by any of them.
          (c) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf (other than the Purchaser and its Affiliates) to, engage in any “directed selling efforts” within the meaning of Regulation S with respect to the Securities.
          (d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.
          (e) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf (other than the Purchaser and its Affiliates) to, engage in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.
          (f) So long as any of the Preferred Securities are outstanding, (i) the Company shall not take any action to have the Preferred Securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Preferred Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3) and (iii) neither the Company nor the Trust shall engage, or permit any of the Company’s subsidiaries to engage, in any activity that would cause the Company or the Trust to be an “investment company” under the provisions of the Investment Company Act.
          (g) So long as any of the Preferred Securities are outstanding, each of the Company and the Trust shall furnish to (i) the holder, and subsequent holders, of the Preferred Securities, (ii) Kodiak Capital Management Company LLC, 2107 Wilson Boulevard, Suite 450, Arlington, Virginia 22201, Attention: Robert M. Hurley, or such other address as designated by Kodiak Capital Management Company LLC) and (iii) any beneficial owner of the Preferred Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Kodiak Capital Management Company LLC), (A) a duly completed and executed officer’s financial certificate in the form attached hereto as Exhibit H, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company; provided, however, that so long as the Company is a publicly reporting company, the Company has filed with the Commission the relevant annual or quarterly report referenced in such certificate and such report is publicly available on the EDGAR system, then the Company shall not be required to furnish such certificate and financial statements and (B) a current organizational chart of the Company and its subsidiaries within ninety (90) days after the end of each fiscal year of the Company.
          (h) Each of the Company and the Trust, during any period in which it is not subject to and in compliance in all material respects with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Preferred Securities and to each prospective purchaser (as designated by such holder) of the Preferred Securities, upon the written request of such holder or prospective purchaser meeting the requirements of a holder under the Trust Agreement, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Preferred Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Preferred Securities.
          (i) Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser’s prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities, unless the Company shall deliver to Purchaser an opinion of counsel stating that such offer, sale, contract to sell, option to purchase or disposition will not be integrated with the offering and sale of the Preferred Securities under this Purchase Agreement in a manner that would require or would have required registration of such offering and sale of the Preferred Securities under the Securities Act.
          (j) The Company intends that the Trust is, and under current law will continue to be, classified for federal income tax purposes as a grantor trust and not as a business entity or as an association or publicly traded partnership taxable as a corporation and the Company agrees not to take any action inconsistent with such intention, unless otherwise required by law.
          (k) Neither the Company nor the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the consent of such Indemnified Party (which consent shall not unreasonably withheld or delayed) except as required by applicable law, and if so required, the Company or the Trust, as applicable, shall provide such Indemnified Party with a copy of such press release or public statement prior to the release thereof if practicable and permitted by applicable law.
          (l) The Purchaser shall have the right under this Purchase Agreement, the Indenture and the Trust Agreement to request the substitution of new notes for all or a portion of the Junior Subordinated Notes held by the Trust. The Trust shall be required under the terms of this Purchase Agreement, the Indenture and the Trust Agreement to accept such newly issued notes (the “Replacement Notes”) from the Company and surrender a like amount of Junior Subordinated Notes to the Company. The Replacement Notes shall bear terms identical to the Junior Subordinated Notes with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Purchaser but shall in any event be quarterly. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Notes vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Junior Subordinated Notes. Each of the Company and the Trust acknowledges and agrees that, to the extent of the principal amount of the Replacement Notes issued to the Trust under the Indenture, the Purchaser (and each successor to the Purchaser’s interest in the Preferred Securities) will require the Trust to issue a new series of Preferred Securities having a principal amount related to the principal amount of the Replacement Notes (the “Replacement Securities”) to designated holders of Preferred Securities, provided that any such Replacement Securities, and any distributions from the Trust to the holders of Replacement Securities, must relate solely to the Trust’s interest in the Replacement Notes and in no event will the Preferred Securities other than the Replacement Securities share in the returns from any Replacement Notes. The Replacement Securities shall have payment dates (and corresponding redemption date and maturity date) that relate to the Replacement Notes. Each of the Company and the Trust agrees to cooperate with all reasonable requests of the Purchaser in connection with any of the foregoing; provided, that, except as set forth herein, no action requested of the Company or the Trust in connection with such cooperation shall otherwise modify the obligations or the rights of the Company pursuant to such documents. The Purchaser shall pay all reasonable expenses in connection with the issuance of the Replacement Notes and the Replacement Securities.
          7. Payment of Expenses. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the

Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance and delivery of the Common Securities and the Preferred Securities and any taxes payable in connection therewith excluding any taxes in connection with the sale of the Preferred Securities by the Purchaser and the subsequent holders, (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(a), (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents (including the fees and disbursements of counsel for such trustees), which fees and expenses shall not exceed a $2,000 acceptance fee, $5,500 for the fees and expenses of Potter Anderson & Corroon LLP, special counsel retained by the Indenture Trustee and Property Trustee and Special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually, and (v) the reasonable costs and expenses incurred in connection with issuing the Preferred Securities in book-entry form including all costs and expenses of The Depositary Trust Company and Portal and related to obtaining CUSIP numbers.
          If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities; provided that such expenses shall not exceed $30,000. Neither the Company nor the Trust shall in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.
          8. Indemnification. (a) The Company and the Trust agree jointly and severally to indemnify and hold harmless the Purchaser, the Purchaser’s Affiliates and Kodiak Capital Management Company LLC (collectively, the “Indemnified Parties”), each person, if any, who “controls” any of the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents (collectively, the “Indemnified Group”), against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Purchaser by or on behalf of the Company in connection with this Purchase Agreement or the transactions contemplated hereby, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the breach or alleged breach of any representation, warranty or agreement of either Seller contained herein or (iv) the execution and delivery by the Company and/or the Trust of this Purchase Agreement or any of the other Operative Documents and/or the consummation of the transactions contemplated hereby and thereby; provided, however, that none of the Company or the Trust shall be liable to the extent that any such loss, claim, damage or liability arises out of or is based on any statement, act or omission of the Indemnified Group or any member thereof, and agree to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreements contained in this Section 8 are in addition to any liability which the Company or the Trust may otherwise have.
          (b) The Company agrees to indemnify the Trust against all loss, claim, damage, liability and expense whatsoever due from the Trust under paragraph (a) above.
          (c) Promptly after receipt by a member of the Indemnified Group under this Section 8 of notice of the commencement of any action, such member will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure prejudices the indemnifying party and (ii) will not, in any event, relieve the indemnifying party from any obligations to any member of the Indemnified Group other than the indemnification obligation provided in paragraph (a) above. The indemnifying party shall be entitled to assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses of such counsel, as incurred. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the indemnifying party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Indemnified Party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to one (1) local counsel, if necessary) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, which shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding. Any decisions to be made by an indemnifying party pursuant to this Section 8 shall be made by the Company.
          9. Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by written notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least Fifty Million Dollars ($50,000,000) in aggregate stated liquidation amount of the Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company’s securities shall have occurred on the exchange or quotation system upon which the Company’ securities are traded, if any, (v) a general moratorium on commercial business activities shall have been declared either by federal or Maryland authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s judgment, impracticable or inadvisable to proceed with the offering or purchase of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.
          10. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.
          11. Notices. All communications hereunder shall be in writing and effective only on receipt, and shall be mailed, delivered by hand or courier or sent by facsimile and confirmed:
If to the Purchaser, to:
c/o Kodiak Capital Management Company, LLC
2107 Wilson Boulevard
Suite 450
Arlington, Virginia 22201
Attention: Mr. Robert M. Hurley
Facsimile: (703) 351-7901

with a copy to:
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
Attention: Wayne D. Boberg, Esq.
Facsimile: (312) 558-5700
if to the Company or the Trust, to:
New Century Financial Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612
Facsimile: (949) 440-7033
Attention: General Counsel
with a copy to:
O’Melveny & Myers LLP
Embarcadero West
275 Battery Street, Suite 2600
San Francisco, California 94111
Facsimile: (415) 984-8701
Attention: C. Brophy Christensen, Esq.
          All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed, (iii) if telecopied, as soon as transmission has been confirmed (which confirmation may be machine generated) if such confirmation confirms receipt prior to 5:00 p.m (New York time) and the next Business Day after being telecopied if such confirmation confirms receipt after 5:00 P.M. (New York City time) or (iv) the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next-day delivery.
          12. Parties in Interest; Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company’s or the Trust’s consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.
          13. Applicable Law. This Purchase Agreement will be governed by and construed and enforced in accordance with the law of the State of New York without reference to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law).

          14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.
          15. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.
          16. Confidentiality. (a) For the purposes hereof, “Confidential Information” means information delivered to the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities by or on behalf of the Company or the Trust pursuant to the Operative Documents; provided, that such term does not include information that (a) was publicly known or otherwise known to the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities prior to the time of such disclosure without any obligation of confidentiality with respect to such information, (b) subsequently becomes publicly known through no act or omission in violation of any obligation of confidentiality by the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities or any person acting on their behalf or (c) otherwise becomes known to the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities other than through disclosure by the Company or the Trust. The Purchaser, any subsequent holder of the Securities and any beneficial owner of the Securities shall maintain the confidentiality of such Confidential Information and shall not share, deliver or otherwise disclose the Confidential Information to any other person or entity; provided, that the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities may, subject to Section 16(b), share, deliver or disclose Confidential Information to (i) (A) their directors, officers, employees and affiliates, (B) rating agencies and (C) to the extent such disclosure relates to their investment contemplated by this Agreement, outside advisors, lenders, proposed transferees and a subsequent holder or beneficial owner of the Securities; provided, that such person or entity is or agrees to be bound to confidentiality restrictions substantially similar to this Section 16(a), or (ii) any other person to which such sharing, delivery or disclosure is required (x) to effect compliance with any applicable law, rule, regulation or order or (y) in response to any subpoena or other legal process; provided, further, that in the case of (x) or (y), the party subject to such obligation shall promptly notify the Company and the Trust of the details of the required disclosure and cooperate with the Company or the Trust to intervene to oppose, limit or condition such disclosure or (iii) any attorney, inside or outside auditors or accountants of the recipient of Confidential Information or of any person described in clause (i)

hereof; provided, that such person or entity is or agrees to be bound to confidentiality restrictions substantially similar to this Section 16(a).
          (b) Notwithstanding anything to the contrary contained herein, the Purchaser, any subsequent holder of the Securities and any beneficial owner of the Securities shall maintain the confidentiality of the organizational chart delivered pursuant to Section 6(g) and shall not share, deliver or otherwise disclose such organizational chart to any other person or entity; provided, however, that the Purchaser, any subsequent holder of the Securities or any beneficial owner of the Securities may share, deliver or disclose such organizational chart to (I) (a) rating agencies and (b) to their directors, officers and employees to the extent necessary in connection with any disclosure pursuant to clause (I)(a) or (II) to the extent required by applicable law, but only after written notice has been provided to the Company if practicable and permitted by applicable law.
[signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Preferred Securities Purchase Agreement as of the date first written above.

NEW CENTURY FINANCIAL CORPORATION

By:	/s/ Patti M. Dodge
Name: Patti M. Dodge
Title: Executive Vice President and Chief Financial Officer

NEW CENTURY CAPITAL TRUST I

By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: Administrative Trustee

KODIAK WAREHOUSE LLC

By:	Kodiak Funding, LP
Its: Sole Member

By:	Kodiak Funding Company, Inc.
Its: General Partner

By:	/s/ Robert M. Hurley
Name: Robert M. Hurley
Title: Chief Financial Officer

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